Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of COMPASS Pathways plc of our report dated February 28, 2023 relating to the financial statements, which appears in COMPASS Pathways plc's Annual Report on Form 10-K for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Reading, United Kingdom
September 8, 2023

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